Exhibit 99.1
BreitBurn Energy Partners L.P. Reports Second Quarter Results

Announces Increased Production and Key Metrics Exceeding Expectations

LOS ANGELES, August 4, 2010 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its second quarter of 2010.

Key Highlights

-	The Partnership had an excellent quarter both operationally and financially, with production at the high end of the guidance range and other key metrics exceeding expectations.
-
The Partnership reinstated quarterly distributions on April 28 at an annualized rate of $1.50 per year and on July 30 announced an increased cash distribution for the second quarter of 2010 at the rate of $0.3825 per unit, or $1.53 on an annualized basis, to be paid on August 13, 2010 to the record holders of common units at the close of business on August 9, 2010.

-
In May 2010, the Partnership completed a new infill development well in the Sunniland Trend in Florida.  The well produced an average of approximately 1,100 Bopd gross (900 Bopd net) in June 2010.  The Partnership commenced drilling a second well in May.  The well required a side-track and the Partnership expects results from this second well within the next 60 days.

-	The Partnership entered into new oil hedges in April covering approximately 465,000 Bbls of 2011 and 2014 production at weighted average prices of $88.86 and $91.75, respectively.
-
On May 7, 2010, the Partnership completed the successful syndication of its amended bank credit facility.  The amended facility, which expires in May 2014, has a borrowing base of $735 million.  As of June 30, 2010, the Partnership had $534 million outstanding under the facility.

-	The Partnership has completed a review of its ownership rights in the Collingwood-Utica play in Michigan and has now confirmed more than 120,000 net acres in the prospective area.

Management Commentary

Hal Washburn, CEO, said, “We are pleased to announce a strong second quarter, with Adjusted EBITDA up almost 11% to $56.7 million, due largely to a 3% increase in daily production and a significant reduction in operating expenses compared to the first quarter.  The Board has approved an increase in quarterly distributions from an annual rate of $1.50 per unit to $1.53 per unit.  Our capital spending for the period was significantly higher than the prior quarter, more accurately reflecting the capital program we anticipate for the remainder of the year.  We are actively drilling in each of our core areas and will remain active in Florida where the drilling of our second well continues, with initial results expected in the near future.  In Michigan, we have completed a full review of our ownership in the deep rights and have determined that we hold more than 120,000 net acres in the prospective Collingwood-Utica area.   We continue to evaluate the potential of these deeper shale assets.”

Second Quarter 2010 Operating and Financial Results Compared to First Quarter 2010

-	Total production increased to 1,663 MBoe from 1,595 MBoe in the second quarter of 2010. Average daily production increased from 17,725 Boe/day to 18,270 Boe/day in the second quarter of 2010.
o	Oil and NGL production was 812 MBoe compared to 727 MBoe.
o	Natural gas production was 5,106 MMcf compared to 5,207 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, decreased to $17.82 per Boe in the second quarter of 2010 from $19.12 per Boe in the first quarter of 2010.

-
General and administrative expenses, excluding non-cash unit-based compensation, were $5.0 million, or $3.01 per Boe, in the second quarter of 2010 compared to $6.4 million, or $4.00 per Boe, in the first quarter of 2010.

-	Adjusted EBITDA, a non-GAAP measure, was $56.7 million in the second quarter, up from $51.1 million in the first quarter of 2010.
-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, were $100.5 million in the second quarter of 2010, up from $92.6 million in the first quarter of 2010.

-	Realized gains from commodity derivative instruments were $18.4 million in the second quarter of 2010 compared to $12.1 million in the first quarter of 2010.
-
WTI crude oil spot prices averaged $77.82 per barrel and NYMEX natural gas prices averaged $4.35 per Mcf in the second quarter of 2010 compared to $78.81 per barrel and $4.99 per Mcf, respectively, in the first quarter of 2010.

-	Realized crude oil and natural gas prices averaged $69.99 per Boe and $7.70 per Mcf, respectively, compared to $72.79 per Boe and $7.65 per Mcf, respectively, in the first quarter of 2010.
-
Net income, including the effect of unrealized gains on commodity derivative instruments, was $53.6 million, or $0.94 per diluted limited partner unit, in the second quarter of 2010 compared to net income of $57.9 million, or $1.02 per diluted limited partner unit, in the first quarter of 2010.

-	Capital expenditures totaled $20.9 million in the second quarter of 2010 compared to $8.0 million in the first quarter of 2010.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $18.4 million during the second quarter of 2010.  Realized losses from interest rate derivative instruments were $2.9 million.  Non-cash unrealized gains from commodity derivative instruments were $33.2 million and non-cash unrealized gains from interest rate derivative instruments were $1.5 million for the period.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended June 30, 2010 and 2009 and the three months ended March 31, 2010:

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars, except as indicated	2010	2010	2009
Oil, natural gas and NGL sales (a)	$82,079	$80,469	$59,872
Realized gains on commodity derivative instruments (b)	18,435	12,146	51,468
Unrealized gains (losses) on commodity derivative instruments (b)	33,215	39,919	(148,727)
Other revenues, net	487	632	393
Total revenues	$134,216	$133,166	$(36,994)
Lease operating expenses and processing fees	$29,627	$30,491	$28,442
Production and property taxes	4,224	5,579	4,188
Total lease operating expenses	$33,851	$36,070	$32,630
Transportation expenses	1,231	847	851
Purchases	74	52	21
Change in inventory	4,215	(1,118)	(1,498)
Total operating costs	$39,371	$35,851	$32,004
Lease operating expenses pre taxes per Boe (c)	$17.82	$19.12	$16.88
Production and property taxes per Boe	2.54	3.50	2.53
Total lease operating expenses per Boe	20.36	22.62	19.41
General and administrative expenses excluding unit-based compensation	$5,004	$6,374	$5,255
Net income (loss)	$53,597	$57,910	$(108,525)
Net income (loss) per diluted limited partnership unit	$0.94	$1.02	$(2.06)

Total production (MBoe)	1,663	1,595	1,654
Oil and NGL (MBoe)	812	727	762
Natural gas (MMcf)	5,106	5,207	5,349
Average daily production (Boe/d)	18,270	17,725	18,172
Sales volumes (MBoe)	1,725	1,594	1,635
Average realized sales price (per Boe) (d) (e) (f)	$58.30	$58.15	$52.97
Oil and NGL (per Boe) (d) (e) (f)	69.99	72.79	65.47
Natural gas (per Mcf) (d) (e)	7.70	7.65	7.09

(a) Q2 2010, Q1 2010 and Q2 2009 include approximately $123, $124 and $260, respectively, of amortization of an intangible asset related to crude oil sales contracts.
(b) Q2 2009 includes the effect of the early termination of oil and natural gas hedge contracts monetized for $24,955.
(c) Includes lease operating expenses, district expenses and processing fees. Q2 2009 excludes amortization of intangible asset related to the Quicksilver Acquisition.
(d) Includes realized gains on commodity derivative instruments.
(e) Q2 2009 excludes the effect of the early termination of oil and natural gas hedge contracts monetized for $24,955.
(f) Excludes amortization of intangible asset related to crude oil sales contracts. Includes crude oil purchases.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income or loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2010	2010	2009
Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss) attributable to the partnership	$53,569	$57,839	$(108,520)

Unrealized (gains) losses on commodity derivative instruments	(33,215)	(39,919)	148,727
Depletion, depreciation and amortization expense	23,909	22,054	26,962
Interest expense and other financing costs (a)	7,882	6,551	8,551
Unrealized gains on interest rate derivatives	(1,466)	(691)	(3,527)
Gain on sale of commodity derivatives (b)	-	-	(24,955)
Loss on sale of assets	381	115	-
Income tax provision	561	144	(809)
Amortization of intangibles	123	124	777
Unit-based compensation expense (c)	4,937	4,883	3,641

Adjusted EBITDA	$56,681	$51,100	$50,847

	Three Months Ended
	June 30,	March 31,	June 30,
Thousands of dollars	2010	2010	2009
Reconciliation of net cash flows from operating activities to Adjusted EBITDA:

Net cash from operating activities	$36,429	$44,635	$70,788

Increase in assets net of liabilities relating to operating activities	13,528	770	(3,020)
Interest expense (a) (d)	6,949	5,727	7,727
Gain on sale of commodity derivatives (b)	-	-	(24,955)
Equity earnings from affiliates, net	(144)	(158)	(378)
Incentive compensation expense (e)	(19)	-	510
Incentive compensation paid	-	80	31
Income taxes	(34)	117	139
Non-controlling interest	(28)	(71)	5

Adjusted EBITDA	$56,681	$51,100	$50,847

(a) Includes realized gains/losses on interest rate derivatives.
(b) Represents the early termination of hedge contracts monetized in Q2 2009.
(c) Represents non-cash long term unit-based incentive compensation expense.
(d) Excludes debt amortization.
(e) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of August 4, 2010.

	Year
	2010	2011	2012	2013	2014
Gas Positions:
Fixed price swaps:
Hedged volume (MMBtu/d)	43,425	25,955	19,128	27,000	-
Average price ($/MMBtu)	$8.20	$7.26	$7.10	$6.92	$-
Collars:
Hedged volume (MMBtu/d)	3,753	16,016	19,129	-	-
Average floor price ($/MMBtu)	$9.00	$9.00	$9.00	$-	$-
Average ceiling price ($/MMBtu)	$12.01	$11.28	$11.89	$-	$-
Total:
Hedged volume (MMBtu/d)	47,178	41,971	38,257	27,000	-
Average price ($/MMBtu)	$8.26	$7.92	$8.05	$6.92	$-

Oil Positions:
Fixed price swaps:
Hedged volume (Bbls/d)	2,317	3,890	3,539	5,000	1,748
Average price ($/Bbl)	$83.43	$72.78	$72.40	$79.32	$90.42
Participating swaps: (a)
Hedged volume (Bbls/d)	1,683	1,439	-	-	-
Average price ($/Bbl)	$66.31	$61.29	$-	$-	$-
Average participation %	55.1%	53.2%	-	-	-
Collars:
Hedged volume (Bbls/d)	1,922	2,048	2,477	500	-
Average floor price ($/Bbl)	$105.30	$103.42	$110.00	$77.00	$-
Average ceiling price ($/Bbl)	$139.41	$152.61	$145.39	$103.10	$-
Floors:
Hedged volume (Bbls/d)	500	-	-	-	-
Average floor price ($/Bbl)	$100.00	$-	$-	$-	$-
Total:
Hedged volume (Bbls/d)	6,422	7,377	6,016	5,500	1,748
Average price ($/Bbl)	$86.76	$79.02	$87.88	$79.11	$90.42

(a) A participating swap combines a swap and a call option with the same strike price

Other Information

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-500-6973 (international callers dial +1-719-325-2352) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through August 18, 2010 by dialing 877-870-5176 (international callers dial +1-858-384-5517) and entering replay PIN 9833247, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “future,” “impact,” “guidance,” “expectations,” “to be paid,” “continue,” “anticipate,” “will remain,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Thousands of dollars, except per unit amounts	2010	2009	2010	2009

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$82,079	$59,872	$162,548	$117,515
Gains (losses) on commodity derivative instruments, net	51,650	(97,259)	103,715	(27,239)
Other revenue, net	487	393	1,119	669
Total revenues and other income (loss) items	134,216	(36,994)	267,382	90,945
Operating costs and expenses
Operating costs	39,371	32,004	75,222	66,385
Depletion, depreciation and amortization	23,909	26,962	45,963	57,263
General and administrative expenses	9,960	8,386	21,217	17,947
Loss on sale of assets	381	-	496	-
Total operating costs and expenses	73,621	67,352	142,898	141,595

Operating income (loss)	60,595	(104,346)	124,484	(50,650)

Interest and other financing costs, net	4,998	5,360	8,615	10,133
Losses (gains) on interest rate swaps	1,418	(336)	3,661	1,766
Other expense (income), net	21	(36)	(4)	(40)

Income (loss) before taxes	54,158	(109,334)	112,212	(62,509)

Income tax expense (benefit)	561	(809)	705	(341)

Net income (loss)	53,597	(108,525)	111,507	(62,168)
Less: Net income (loss) attributable to noncontrolling interest	(28)	5	(99)	(2)

Net income (loss) attributable to the partnership	53,569	(108,520)	111,408	(62,170)

Basic net income (loss) per unit	$0.94	$(2.06)	$1.96	$(1.18)
Diluted net income (loss) per unit	$0.94	$(2.06)	$1.96	$(1.18)

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	June 30,	December 31,
Thousands of dollars, except units outstanding	2010	2009
ASSETS
Current assets
Cash	$3,347	$5,766
Accounts and other receivables, net	59,513	65,209
Derivative instruments	74,718	57,133
Related party receivables	2,504	2,127
Inventory	1,914	5,823
Prepaid expenses	5,434	5,888
Intangibles	248	495
Total current assets	147,678	142,441
Equity investments	7,848	8,150
Property, plant and equipment
Property, plant and equipment	2,095,764	2,066,685
Accumulated depletion and depreciation	(369,937)	(325,596)
Net property, plant and equipment	1,725,827	1,741,089
Other long-term assets
Derivative instruments	97,627	74,759
Other long-term assets	12,739	4,590

Total assets	$1,991,719	$1,971,029
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$21,351	$21,314
Book overdraft	798	-
Derivative instruments	16,594	20,057
Related party payables	-	13,000
Revenue and royalties payable	15,978	18,224
Salaries and wages payable	5,165	10,244
Accrued liabilities	8,591	9,051
Total current liabilities	68,477	91,890

Long-term debt	534,000	559,000
Deferred income taxes	3,114	2,492
Asset retirement obligation	37,332	36,635
Derivative instruments	18,734	50,109
Other long-term liabilities	2,102	2,102
Total liabilities	663,759	742,228
Equity
Partners' equity	1,327,497	1,228,373
Noncontrolling interest	463	428
Total equity	1,327,960	1,228,801

Total liabilities and equity	$1,991,719	$1,971,029

Common units outstanding (in thousands)	53,294	52,784

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
Thousands of dollars	2010	2009

Cash flows from operating activities
Net income (loss)	$111,507	$(62,168)
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	45,963	57,263
Unit based compensation expense	9,839	6,289
Unrealized (gains) losses on derivative instruments	(75,291)	148,302
Income from equity affiliates, net	302	660
Deferred income tax expense (benefit)	622	(671)
Amortization of intangibles	247	1,557
Loss on sale of assets	496	-
Other	1,757	1,648
Changes in net assets and liabilities
Accounts receivable and other assets	7,890	4,731
Inventory	3,909	(2,943)
Net change in related party receivables and payables	(13,377)	996
Accounts payable and other liabilities	(12,800)	(14,129)
Net cash provided by operating activities	81,064	141,535
Cash flows from investing activities
Capital expenditures	(24,997)	(12,126)
Proceeds from sale of assets	225	-
Property acquisitions	(1,550)	-
Net cash used by investing activities	(26,322)	(12,126)
Cash flows from financing activities
Distributions	(21,312)	(28,038)
Proceeds from long-term debt	622,000	181,975
Repayments of long-term debt	(647,000)	(277,975)
Book overdraft	798	(5,624)
Long-term debt issuance costs	(11,647)	-
Net cash used by financing activities	(57,161)	(129,662)
Decrease in cash	(2,419)	(253)
Cash beginning of period	5,766	2,546
Cash end of period	$3,347	$2,293